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                                                                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127324) pertaining to the Expedia, Inc. 2005 Stock and Annual Incentive Plan, Expedia, Inc. 401(k) Retirement Savings Plan and Expedia, Inc. Deferred Compensation Plan for Non-Employee Directors of Expedia, Inc. of our report dated March 27, 2006, with respect to the consolidated financial statements and schedule of Expedia, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                           /s/ Ernst & Young LLP

Seattle, Washington

March 27, 2006